SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ________________________

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            ________________________

                  Date of Report
                  (Date of earliest
                  event reported):                             April 21, 1997

                             Superior Services, Inc.
             (Exact name of registrant as specified in its charter)

        Wisconsin                    0-27508                  39-1733405
   (State or other              (Commission File            (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)

       10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227
           (Address of principal executive offices including zip code)

                                  (414) 328-2800
                         (Registrant's telephone number)



                                Amendment No. One

             The undersigned Registrant hereby amends the following
               item of its Current Report filed on Form 8-K dated
                  April 30, 1997, in the pages attached hereto.

   ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

   Superior Services, Inc. ("Superior") acquired all or part of the Green Bay, Wisconsin; Columbus, Ohio; and DuBois, Pennsylvania solid waste collection, disposal, transfer, and recycling operations from Browning-Ferris Industries, Inc. and certain of its wholly-owned subsidiaries ("Acquired Operations")

   The following financial statements, pro forma financial information and exhibits are filed as part of this report*.

        A.   Financial statements for the Acquired Operations.

             1. Columbus, Ohio; Green Bay, Wisconsin; and DuBois, Pennsylvania Operations Statements of Net Assets Acquired by Superior Services, Inc. as of
                  September 30, 1996, and March 31, 1997 (unaudited).

             2. Columbus, Ohio; Green Bay, Wisconsin; and DuBois, Pennsylvania Operations Statements of Revenues and
                  Direct Operating Expenses of the Operations Acquired by Superior Services, Inc. for the year ended
                  September 30, 1996 and the six month periods ended
                  March 31, 1997 (unaudited) and March 31, 1996 (unaudited).

        B.   Pro forma financial information.

             1. Pro Forma Combined Condensed Balance Sheet at March 31, 1997, (unaudited).

             2. Pro Forma Combined Condensed Statements of Earnings for the year ended December 31, 1996 (unaudited) and the three months ended March 31, 1997, (unaudited).

        C.   Exhibits

             1.   Independent Auditors' Consent

   * Preparation of full financial statements in accordance with Rule 3.05 of Regulation S-X would be impractical because Superior is only acquiring a portion of the Acquired Operations' assets and assuming certain liabilities. As a result, it is not practical or meaningful for Superior to prepare a full balance sheet for the Acquired Operations. These facts also preclude the preparation of a combined statement of cash flows.

        Audited statements of revenues and direct operating expenses for each of the periods specified by Rule 3.05 are furnished to satisfy the requirements for audited statements of income.

        Audited statements of net assets acquired for each of the periods specified by Rule 3.05 are furnished to satisfy the requirements for audited balance sheets.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




   To
   Superior Services, Inc.

   We have audited the accompanying statement of net assets acquired by Superior Services, Inc. as of September 30, 1996, and the related statements of revenues and direct operating expenses of the operations acquired by Superior Services, Inc. for the year then ended. These financial statements are the responsibility of the Acquired Operations' management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   As described in Note 1, the accompanying financial statements were prepared pursuant to the purchase and sale agreement effective April 21, 1997 for the purpose of the complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of assets and liabilities and results of operations on a stand-alone basis of the Acquired Operations.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired by Superior Services, Inc. as of September 30, 1996, and the revenues less direct operating expenses of the operations acquired by Superior Services, Inc. for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.



   ARTHUR ANDERSEN LLP



   Houston, Texas
   June 19, 1997

                    COLUMBUS, OHIO; GREEN BAY, WISCONSIN; AND
                         DUBOIS, PENNSYLVANIA OPERATIONS

           STATEMENT OF NET ASSETS ACQUIRED BY SUPERIOR SERVICES, INC.
                                 (Notes 1 and 2)
                                                          March 31,
                                        September 30,       1997
                                            1996         (Unaudited)

    ASSETS ACQUIRED:

      Current assets-
        Accounts receivable, net of
         allowance of $206,500 and
         $185,700, respectively            $5,250,000    $4,929,000

        Inventory                             313,000       239,000

        Prepaids and other assets              97,000        58,000
                                            ---------     ---------

                   Total current assets     5,660,000     5,226,000

     Property and equipment, at cost-

        Landfill, land and improvements    50,191,000    50,776,000
        Buildings                           1,284,000     1,284,000
        Vehicles and equipment             21,868,000    21,868,000
                                           ----------    ----------
                                           73,343,000    73,928,000

     Less-Accumulated depreciation        (42,832,000)  (45,378,000)
                                           ----------    ----------
                   Total property and
                    equipment, net         30,511,000    28,550,000
                                           ----------    ----------

     Other assets                              47,000        33,000

                   Total assets acquired   36,218,000    33,809,000
                                           ----------    ----------

    LIABILITIES ASSUMED:

      Current Liabilities-
        Accrued expenses                      181,000       211,000

        Portion of closure and post-closure
         liabilities payable within one
         year                                 629,000           ---

        Deferred revenue                    2,134,000     2,011,000
                                           ----------    ----------
                   Total current
                    liabilities             2,944,000     2,222,000

    Closure and post-closure liabilities,
     less portion payable within one year 3,872,000 4,128,000 Commitments and contingencies (Note 4)
                                           ----------    ----------
                   Total liabilities
                    assumed                 6,816,000     6,350,000
                                           ----------    ----------

    NET ASSETS ACQUIRED                   $29,402,000   $27,459,000
                                           ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                    COLUMBUS, OHIO; GREEN BAY, WISCONSIN; AND
                         DUBOIS, PENNSYLVANIA OPERATIONS

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                OF THE OPERATIONS
                       ACQUIRED BY SUPERIOR SERVICES, INC.

                                 (Notes 1 and 2)

                                       For the        For the Six-Month
                                      Year Ended    Period Ended March 31

                                    September 30,
                                        1996          1996          1997
                                                         (Unaudited)

    REVENUES                         $32,222,000  $15,280,000  $16,555,000

    DIRECT OPERATING EXPENSES
     (Note 3):

      Cost of Operations              19,625,000    9,079,000    9,948,000
      Selling, General and
       Administrative                  5,611,000    2,540,000    2,378,000

      Depreciation and
       Amortization                    4,956,000    2,379,000    2,546,000
                                       ---------    ---------    ---------

              Direct operating
               profit                 $2,030,000   $1,282,000   $1,683,000
                                       =========    =========    =========




   The accompanying notes are an integral part of these financial statements.

                    COLUMBUS, OHIO; GREEN BAY, WISCONSIN; AND
                         DUBOIS, PENNSYLVANIA OPERATIONS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

   1.   ORGANIZATION AND BASIS OF PRESENTATION:

   On April 21, 1997, Superior Services, Inc. (Superior or the Company), and Browning-Ferris Industries, Inc. and Subsidiaries (BFI) entered into a purchase and sale agreement (the Agreement) whereby Superior agreed to purchase from BFI certain assets and assume certain liabilities of BFI's DuBois, Pennsylvania; Green Bay, Wisconsin; and Columbus, Ohio, operations (collectively referred to as the Acquired Operations). The purchase price was $56.7 million plus Final Net Working Capital (as defined) of each respective business. The Final Net Working Capital statements must be finalized approximately 120 days after the acquisition date based on the value of the assets and liabilities included in the Final Net Working Capital statements as determined by both Superior and BFI. Additionally, there is a contingent payment related to the expansion permit for the Greentree Landfill located in DuBois, Pennsylvania that requires Superior to pay BFI up to an additional $2.0 million.

   The accompanying statement of net assets acquired by Superior Services, Inc. presents, as of September 30, 1996, the assets of the Acquired Operations and certain liabilities of the Acquired Operations to be assumed by Superior pursuant to the Agreement presented on a historical cost basis. The assets acquired consist primarily of accounts receivable, and collection, transfer, and disposal facilities and equipment located in and around Green Bay, Wisconsin; Columbus, Ohio; and DuBois, Pennsylvania. The liabilities assumed consist primarily of closure and post-closure liabilities related to the landfills, accrued property taxes, customer deposits and deferred revenues. The Acquired Operations' customer accounts were assumed and certain municipal service contracts were acquired by Superior. The accounts receivable and deferred revenue related to these customer accounts and municipal service contracts are included in the accompanying statement of net assets acquired by Superior Services, Inc. However, cash, certain property and equipment, income tax benefits and liabilities, accrued expenses and certain other assets and liabilities related to the Acquired Operations will be retained by BFI and are not included herein. Pursuant to the Agreement, Superior will assume certain operating leases that are not required by generally accepted accounting principles to be recorded as a liability in these financial statements. The statement of revenues and direct operating expenses of the operations acquired by Superior Services, Inc. represents those revenues and expenses that are specifically identifiable to the Acquired Operations and do not include certain expenses as described in Note 3.

   As a result, the accompanying financial statements are not intended to be a complete presentation of the Acquired Operations' assets and liabilities and results of operations had they been operated as stand-alone entities (see Note 3). Rather, these financial statements were prepared pursuant to the Agreement for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

   2.   ACCOUNTING POLICIES AND SELECTED FINANCIAL STATEMENT INFORMATION:

   Revenue Recognition

   The Acquired Operations generate revenues principally by providing collection, transportation, recycling, and disposal services to generators of solid and special waste. Revenues are recorded as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the respective assets.

   Landfill costs, including engineering and other professional fees, are amortized using the units-of-production method, which is calculated using the total units of airspace filled during the year in relation to total estimated permitted airspace capacity. The determination of airspace usage and remaining airspace is an essential component in the calculation of landfill asset depletion. This determination is performed by conducting annual topographic surveys.

   Disposal Site Closure and Post-Closure

   The Company also has material financial obligations relating to closure and post-closure costs of the disposal facilities acquired. While the precise amounts of these future obligations cannot be determined at September 30, 1996, the Acquired Operations have accrued the costs on a units-of-production method based on the estimated total costs for final closure of the acquired disposal facilities and post-closure monitoring costs pursuant to applicable regulations. The Acquired Operations' estimate of these costs is expressed in current dollars and is not discounted to reflect anticipated timing of future expenditures. The Acquired Operations had accrued approximately $4.5 million and $4.1 million (unaudited) for such projected costs at September 30, 1996, and March 31, 1997, respectively. The Company will provide additional accruals based on engineering estimates of consumption of airspace over the useful lives of the facilities.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Interim Financial Information

   The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature, which, in the opinion of management, are necessary to present fairly the net assets acquired at March 31, 1997, and the revenues less direct operating expenses for the six-month periods ended March 31, 1997, and 1996, respectively. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The statements of revenues less direct operating expenses for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

   3.   DIRECT OPERATING EXPENSES:

   The direct operating expenses of the Acquired Operations include costs associated with direct customer support to produce revenues. Such expenses (including certain allocations) include costs of vehicle drivers, vehicle operating expenses, disposal costs, landfill maintenance and operation costs, depreciation and amortization, supplies, certain occupancy costs and selling, general and administrative expenses. Certain expenses such as interest expense, corporate overhead allocations and provision for income taxes incurred by BFI on behalf of and to support the Acquired Operations have not been included in these financial statements since these costs have historically been included in BFI's consolidated statement of operations or are used for internal tracking purposes and are not representative of costs incurred by the individual operating locations. Accordingly, as also indicated in Note 1, the accompanying financial statements are not intended to be a complete presentation of the Acquired Operations' assets and liabilities and results of operations had they been operated as stand-alone entities.

   4.   COMMITMENTS AND CONTINGENCIES:

   The Company has assumed the future obligation to pay additional consideration to a former owner in the event of future permitted landfill expansion at the Greentree Landfill in the amount of 3% of net gate revenues (net of taxes, surcharges, and host fees) on the expanded airspace.

   Certain former owners of the M&N Landfill located in Chilton, Wisconsin are entitled to receive additional consideration from the Company upon final permitting of the landfill. The additional consideration of 50 cents per additional yard of permitted airspace not to exceed a total value of $5 million payable in the Company's stock six months after receipt of the permit. The Company is obligated to make royalty payments to the former owners in the amount of 5% of Net Landfill Revenue (as defined) generated from the landfill operations. The Company also assumed an obligation to pay the former owners monthly payments totalling $200 thousand annually through July, 2000.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


   The following unaudited Pro Forma Combined Condensed Financial Statements (Pro Forma Financial Data) are based on the historical Consolidated Financial Statements of Superior Services, Inc. ("Superior"), and the Columbus, Ohio; Green Bay, Wisconsin; and DuBois, Pennsylvania operations acquired from Browning-Ferris Industries, Inc. (the Acquired Operations), adjusted to give effect to the acquisition.

   The unaudited Pro Forma Combined Condensed Statements of Earnings for the three month period ended March 31, 1997 and the year ended December 31, 1996 present pro forma operating results, as if the transaction had occurred as of January 1, 1996. The unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1997 gives effect to the transaction as if it had occurred on that date. The pro forma adjustments are described in the notes thereto.

   The Pro Forma Financial Data does not purport to represent what Superior's results would actually have been had the acquisition in fact occurred on such date or to project Superior's results of operations and financial position for any future period or date. The pro forma financial statements should be read in conjunction with Superior's and the Acquired Operations' historical financial statements and related notes thereto.

   The acquisition was accounted for using the purchase method of accounting. Superior has not yet determined the final allocation of purchase price and, accordingly, the amounts shown herein may differ from the amounts ultimately determined. The pro forma adjustments are based on available information and upon certain assumptions that management of Superior believes are reasonable under the circumstances.

                             SUPERIOR SERVICES, INC.
             PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                                 March 31, 1997
                             (Thousands of Dollars)
                                                    Acquired Operations                     Pro Forma
                                     Superior    Historical    Adjustments   Adjusted (1)    Combined

    ASSETS
    Current Assets:

         Cash and equivalents          $19,804          $---           $---          $---      $19,804
         Trade accounts receivable      16,040         4,929            ---         4,929       20,969
         Prepaid expenses and
          other current assets           3,222           297            ---           297        3,519
                                       -------       -------        -------       -------     --------
    Total current assets                39,066         5,226            ---         5,226       44,292

    Property and equipment, net        107,116        28,550         10,199        38,749      145,865
    Restricted funds held in trust       8,094           ---            ---           ---        8,094
    Other assets                         4,397            33            ---            33        4,430
    Intangible assets, net              20,139           ---         22,979        22,979       43,118
                                       -------       -------        -------       -------     --------
    Total assets                      $178,812       $33,809        $33,178       $66,987     $245,799
                                       =======       =======        =======       =======     ========

    LIABILITIES AND SHAREHOLDERS'
     INVESTMENT

    Current Liabilities:
         Current maturities of
          long-term debt                $1,219          $---           $---          $---       $1,219
         Trade accounts payable          4,757           ---            ---           ---        4,757
         Accrued payroll and
          related expenses               2,231           ---            ---           ---        2,231
         Other accrued expenses          6,072         2,222          3,037         5,259       11,331
         Accrued income taxes
                                       -------       -------        -------       -------      -------

    Total current liabilities           14,279         2,222          3,037         5,259       19,538
    Long-term debt, net of current
     maturities                          1,100           ---         57,600        57,600       58,700
    Disposal site closure and
     long-term care obligation          28,788         4,128            ---         4,128       32,916
    Deferred income taxes               10,935           ---            ---           ---       10,935
    Other liabilities                   11,349           ---            ---           ---       11,349
    Shareholders' investment           112,361        27,459       (27,459)           ---      112,361
                                       -------       -------       --------      --------     --------

    Total liabilities and
     shareholders' investment         $178,812       $33,809        $33,178       $66,987     $245,799
                                       =======       =======       ========      ========     ========

                             SUPERIOR SERVICES, INC.
       NOTES TO THE PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                                 March 31, 1997
                             (Dollars in Thousands)

   (1) Reflects the acquisition of the Browning-Ferris, Inc. ("BFI") Green Bay, Wisconsin; Columbus, Ohio; and DuBois, Pennsylvania acquired operations accounted for using the purchase method. Superior has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined.

        Allocation of purchase price based on preliminary estimated values excluding payment for net working capital which is subject to final adjustment:

        Property and equipment                        $  6,804
        Landfill and landfill development               31,945
        Cost over fair value of net assets acquired     22,979
        Long-term care and closure liability assumed    (4,128)
                                                       -------
             Total                                      57,600
                                                       =======

        The entire purchase price of $57.6 million was assumed to be paid out of long-term borrowing.

        The increase in accrued expenses reflects the payment to BFI for net working capital assumed. The purchase price does not include the amount (up to $2.0 million) which Superior would be required to pay BFI if an expansion permit is obtained for the Greentree Landfill located in DuBois, Pennsylvania.

                             SUPERIOR SERVICES, INC.

         PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                          Year Ended December 31, 1996
               (In Thousands, Except Share and Per Share Amounts)

                                                    Acquired Operations        Pro Forma
                                                Historical     Adjustments
                                    Superior        (1)            (2)          Combined

    Revenues                         $109,659       $32,222            $---      $141,881
    Expenses:
      Cost of operations               57,187        19,625             ---        76,812
      Selling, general and
       administrative
       expenses                        17,272         5,611             ---        22,883


      Depreciation and
       amortization                    15,511         4,956       (3)(1,138)       19,329
                                      -------       -------         -------      --------
                                       89,970        30,192          (1,138)      119,024
                                      -------       -------         -------      --------
    Operating Income                   19,689         2,030           1,138        22,857
    Other income:
      Interest Expense                   (654)          ---       (4)(2,229)       (2,883)
      Other income                      1,017           ---             ---         1,017
                                      -------       -------         -------       -------
    Income before taxes                20,052         2,030          (1,091)       20,991
    Provision for income tax            8,271           ---         (5) 376         8,647
                                      -------       -------         -------       -------
    Net Income                        $11,781        $2,030         ($1,467)      $12,344
                                      =======       =======         =======       =======

    Earnings per share:                 $0.72                                       $0.75

    Weighted average number of
     common and common
     equivalent shares
     outstanding                   16,444,257                                  16,444,257
                                   ==========                                  ==========


                             SUPERIOR SERVICES, INC.

         NOTES TO THE PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                      For the Year Ended December 31, 1996
                             (Dollars in Thousands)

   (1) Reflects the historical statement of revenues and direct operating expenses of the operations acquired by Superior Services, Inc. in Green Bay, Wisconsin; Columbus, Ohio; and DuBois, Pennsylvania for the fiscal year ended September 30, 1996, included herein.

   (2) Adjustments to reflect the historical amounts as if the acquisition occurred as of January 1, 1996.

   (3)  Reduction in depreciation and amortization due to:
         Reduction in depreciation and amortization of assets
          acquired as a result of preliminary purchase price
          allocation                                                 $(2,117)
         Amortization of excess purchase price over
          twenty-five years                                              979
                                                                     -------
        Net reduction in depreciation and amortization               $(1,138)
                                                                     =======

   (4)  Incremental interest expense (net of capitalized interest
         of $1,745)                                                  $ 2,229
                                                                     =======
          Interest was computed on the purchase price of $57,600 as if the loan were outstanding for the entire period.
          Capitalized interest relates to the landfill development projects in Green Bay, Wisconsin, and DuBois, Pennsylvania. Interest was not computed on the payment for working capital as this amount was assumed to be paid out of Superior's operating cash.

   (5)  Provision for income tax assuming an effective 40% rate resulting from:
          Provision for income tax on historical operations          $   812
          Provision for income tax on pro forma adjustments             (436)
                                                                      ------
                                                                     $   376
                                                                      ======

                             SUPERIOR SERVICES, INC.

         PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)

                        Three Months Ended March 31, 1997
               (In Thousands, Except Share and Per Share Amounts)
                                                     Acquired Operations       Pro Forma
                                                  Historical    Adjustments
                                      Superior        (1)           (2)         Combined

    Revenues                            $27,721        $7,633           $---       $35,354
    Expenses:
        Cost of operations               15,070         4,799            ---        19,869
        Selling, general and
         administrative expenses          4,963           698            ---         5,661
        Depreciation and
         amortization                     4,066         1,273      (3) (393)         4,946
                                         ------        ------         ------        ------
                                         24,099         6,770          (393)        30,476
                                         ------        ------         ------        ------
    Operating Income                      3,622           863            393         4,878

    Other Income:
        Interest Expense                   (95)           ---      (4) (509)         (604)
        Other Income                        321           ---            ---           321
                                         ------       -------         ------        ------
    Income before taxes                   3,848           863          (116)         4,595
    Provision for income tax              1,587           ---        (5) 299         1,886
                                         ------       -------        -------        ------
    Net Income                           $2,261          $863         ($415)        $2,709
                                         ======       =======        =======        ======
    Earnings per share:                   $0.13                                      $0.15
                                         ======                                     ======
    Weighted average number of
    common and common equivalent
    shares outstanding               17,626,292                                 17,626,292
                                     ==========                                 ==========


                             SUPERIOR SERVICES, INC.

         NOTES TO THE PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                    For the Three Months Ended March 31, 1997
                             (Dollars in Thousands)

   (1) Reflects the historical income statement of revenues and direct operating expenses for the operations acquired by Superior Services, Inc. in Green Bay, Wisconsin; Columbus, Ohio; and DuBois,
        Pennsylvania for the three months ended March 31, 1997, included herein.

   (2) Adjustments to reflect the historical amounts as if the acquisition occurred as of January 1, 1997

   (3)  Reduction in depreciation and amortization due to:
          Reduction in depreciation and amortization of assets
          acquired as a result of preliminary purchase price
          allocation                                                  $(638)
          Amortization of excess purchase price over
          twenty-five years                                             245
                                                                      -----
        Net reduction in depreciation and amortization                $(393)
                                                                      ======

   (4)  Incremental interest expense (net of capitalized interest
         of $398)                                                     $ 509
                                                                      ======
          Interest was computed on the purchase price of $57,600 as if the loan were outstanding for the entire period. Capitalized interest relates to the landfill development projects in Green Bay, Wisconsin, and DuBois, Pennsylvania.
          Interest was not computed on the payment for working capital as this amount was assumed to be paid out of Superior's operating cash.

   (5)  Provision for income tax at an effective 40% rate resulting from:
          Provision for income tax on historical operations            $ 345
          Provision for income tax on pro forma adjustments              (46)
                                                                       -----
                                                                        $299
                                                                       =====

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SUPERIOR SERVICES, INC.


   Date:   June 27, 1997         By:  /s/ George K. Farr
                                      George K. Farr
                                      Chief Financial Officer


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                                  EXHIBIT INDEX

   EXHIBIT NUMBER                  DESCRIPTION                 PAGE NO.

        23.1                 Consent of Accountants